CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-1A of Northeast Investors Trust and to the use of our report dated November 21, 2023 on the financial statements and financial highlights of Northeast Investors Trust. Such financial statements and financial highlights appear in the 2023 Annual Report to Shareholders, which is incorporated by reference into the Statement of Additional Information.

Philadelphia, Pennsylvania

January 31, 2024